EXHIBIT 4.20




         THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
          THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED
             OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
        REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN
            OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE
                 COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               WARRANT TO PURCHASE

                    COMMON STOCK, PAR VALUE $.00001 PER SHARE

                                       OF

                          ADVANCED VIRAL RESEARCH CORP.

                      -------------------------------------

                  This certifies that, for value received, Focus Investors LLC, or registered assigns ("Warrantholder"), is entitled to purchase from ADVANCED VIRAL RESEARCH CORP. (the "Company"), subject to the provisions of this Warrant, at any time and from time to time until 5:00 p.m. Eastern Standard Time on August 3, 2004 one million (1,000,000) shares of the Company's Common Stock, par value $.00001 per share ("Warrant Shares"). The purchase price payable upon the exercise of this Warrant shall be $.2461 per Warrant Share. The Warrant Price and the number of Warrant Shares which the Warrantholder is entitled to purchase is subject to adjustment upon the occurrence of the contingencies set forth in
Section 3 of this Warrant; as adjusted from time to time, such purchase price is hereinafter referred to as the "Warrant Price."

         This Warrant is one of the Warrants to Purchase Common Stock (the "Warrants"), evidencing the right to purchase Common Stock of the Company, issued pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated August 3, 1999, between the Company and the Purchasers identified therein. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Warrantholder. A copy of the Securities Purchase Agreement may be obtained by any registered Warrantholder from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement.

                  This Warrant is subject to the following terms and conditions:

                  I.       Exercise of Warrant.

                           (a) This Warrant may be exercised in whole or in part
but not for a fractional share. Upon delivery of this Warrant at the offices of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof with the Subscription Form annexed hereto duly executed, accompanied by payment of the Warrant Price for the number of Warrant Shares purchased (in cash, by certified, cashier's or other check acceptable to the Company, by Common Stock of the Company having a Market Value (as hereinafter defined) equal to the aggregate Warrant Price for the Warrant Shares to be purchased, or any combination of the foregoing), the registered holder of this Warrant shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. Such certificate or certificates shall be promptly delivered to the Warrantholder. Upon any partial exercise of this Warrant, the Company shall promptly execute and deliver a new Warrant of like tenor for the balance of the Warrant Shares purchasable hereunder.

                           (b) In lieu of exercising this Warrant pursuant to
Section 1(a), the holder may elect to receive shares of Common Stock equal to the value of this Warrant determined in the manner described below (or any portion thereof remaining unexercised) upon delivery of this Warrant at the offices of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof with the Notice of Cashless Exercise Form annexed hereto duly executed. In such event the Company shall issue to the holder a number of shares of the Company's Common Stock computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                       A

Where    X = the number of shares of Common Stock to be issued to the holder.
         Y = the number of shares of Common Stock purchasable under this Warrant
             (at the date of such calculation).
         A = the Market Value of the Company's Common Stock on the business day immediately preceding the day on which the Notice of Cashless Exercise is received by the Company.
         B = Warrant Price (as adjusted to the date of such calculation).

                           (c) The Warrant Shares deliverable hereunder shall,
upon issuance, be fully paid and non-assessable and the Company agrees that at all times during the term of this Warrant it shall cause to be reserved for issuance such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

                           (d) For purposes of this Warrant, the Market Value of
a share of Common Stock on any date shall be determined as follows:

                                    (i)     If the Common Stock is listed on
                                            NASDAQ, the closing bid price on the
                                            date of valuation;

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

                                    (ii)    If the Common Stock is listed on the
                                            New York Stock Exchange or the
                                            American Stock Exchange, the closing
                                            bid price on such exchange on the
                                            date of valuation;

                                    (iii)   If neither (i) nor (ii) apply but
                                            the Common Stock is quoted in the
                                            over-the-counter market, another
                                            recognized exchange, on the pink
                                            sheets or the OTC Bulletin Board,
                                            the lesser of (A) the lowest sales
                                            price or (B) the mean between the
                                            last reported "bid" and "asked"
                                            prices thereof on the date of
                                            valuation; and

                                    (iv)    if the Common Stock is not traded on
                                            a national securities exchange or in
                                            the over-the-counter market, the
                                            fair market value of a share of
                                            Common Stock on such date as
                                            determined in good faith by the
                                            Board of Directors.

If the holder disagrees with the determination of the Market Value of any securities of the Company determined by the Board of Directors under Section 1(d)(iv), the Market Value of such securities shall be determined by an independent appraiser acceptable to the Company and the holder (or, if they cannot agree on such an appraiser, by an independent appraiser selected by each of them, and Market Value shall be the median of the appraisals made by such appraisers). If there is one appraiser, the cost of the appraisal shall be shared equally between the Company and the holder. If there are two appraisers, each of the Company and the holder shall pay for its own appraisal.

                           (e) The Company will, at the time of the exercise,
exchange or transfer of this Warrant, upon the request of the registered Warrantholder hereof, acknowledge in writing its continuing obligation to afford to such Warrantholder or transferee any rights (including, without limitation, any right to registration of the Company's shares of Common Stock) to which such Warrantholder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Warrant, provided that if the registered Warrantholder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Warrantholder or transferee any such rights.

                  II. Transfer or Assignment of Warrant. (a) Any assignment or transfer of this Warrant shall be made by surrender of this Warrant at the offices of the Company or at such other address as the Company may designate in writing to the registered holder hereof with the Assignment Form annexed hereto duly executed and accompanied by payment of any requisite transfer taxes, and the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee for the portion so assigned in case of only a partial assignment, with a new Warrant of like tenor to the assignor for the balance of the Warrant Shares purchasable.

                           (b) Prior to any assignment or transfer of this
Warrant, the holder thereof shall deliver an opinion of counsel to the Company to the effect that the proposed transfer may be effected without registration under the Act.

                  III. Adjustment of Warrant Price and Warrant Shares -- Anti-Dilution Provisions.

                                    A. (1) Except as hereinafter provided, in
                           case the Company shall at any time after the date hereof issue any shares of Common Stock (including shares held in the Company's treasury) without consideration, then, and thereafter successively upon each issuance, the Warrant Price in effect immediately prior to each such issuance shall forthwith be reduced to a price determined by multiplying the Warrant Price in effect immediately prior to such issuance by a fraction:

                                         (a)      the numerator of which shall
                                                  be the total number of shares
                                                  of Common Stock outstanding
                                                  immediately prior to such
                                                  issuance, and

                                         (b)      the denominator of which shall
                                                  be the total number of shares
                                                  of Common Stock outstanding
                                                  immediately after such
                                                  issuance.

                  For the purposes of any computation to be made in accordance with the provisions of this clause (1), the following provisions shall be applicable:

                                            (i)    Shares of Common Stock
                                                   issuable by way of dividend
                                                   or other distribution on any
                                                   stock of the Company shall be
                                                   deemed to have been issued
                                                   and to be outstanding at the
                                                   close of business on the
                                                   record date fixed for the
                                                   determination of stockholders
                                                   entitled to receive such
                                                   dividend or other
                                                   distribution and shall be
                                                   deemed to have been issued
                                                   without consideration. Shares
                                                   of Common Stock issued
                                                   otherwise than as a dividend
                                                   or other distribution, shall
                                                   be deemed to have been issued
                                                   and to be outstanding at the
                                                   close of business on the date
                                                   of issue.

                                            (ii)   The number of shares of
                                                   Common Stock at any time
                                                   outstanding shall not include
                                                   any shares then owned or held
                                                   by or for the account of the
                                                   Company.

                                            (2) In case the Company shall at any
                                    time subdivide or combine the outstanding shares of Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of the subdivision or proportionately increased in the case of combination

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

                                    to the nearest one cent. Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

                           B. In the event that the number of outstanding shares
                  of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision of the outstanding shares of Common Stock, which may include a stock split, then from and after the time at which the adjusted Warrant Price becomes effective pursuant to the foregoing Subsection A of this Section by reason of such dividend or subdivision, the number of shares issuable upon the exercise of this Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of outstanding shares of Common Stock is decreased by a combination of the outstanding shares of Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to such Subsection A of this Section by reason of such combination, the number of shares issuable upon the exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

                           C. In the event of an adjustment of the Warrant
                  Price, the number of shares of Common Stock (or reclassified stock) issuable upon exercise of this Warrant after such adjustment shall be equal to the number determined by dividing:

                                    (1)     an amount equal to the product of
                                            (i) the number of shares of Common
                                            Stock issuable upon exercise of this
                                            Warrant immediately prior to such
                                            adjustment, and (ii) the Warrant
                                            Price immediately prior to such
                                            adjustment, by

                                    (2)     the Warrant Price immediately after
                                            such adjustment.

                           D. In the case of (1) any reorganization or
                  reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or (2) any consolidation of the Company with, or merger of the Company with, another corporation, or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity, the holder of this Warrant shall thereafter have the right upon exercise to purchase the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock which the holder of this Warrant would have received had all Warrant Shares issuable upon exercise of this Warrant been issued immediately prior to such reorganization, reclassification, consolidation, merger or sale, at a price equal to the Warrant Price then in effect pertaining to this Warrant (the kind, amount and price of such stock and other

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

                  securities to be subject to adjustment as herein provided). The Company shall not effect a transaction of the type described in clause (2) of this sub-paragraph (D) unless upon or prior to the consummation thereof, the Company's successor corporation, or if the Company shall be the surviving company in any such transaction but is not the issuer of the shares of stock, securities or other property to be delivered to the holders of the Company's outstanding shares of Common Stock at the effective time thereof, then such issuer, shall assume in writing the obligation hereunder to deliver to the Warrantholder of this Warrant such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the provisions hereof.

                           E. In case the Company shall, at any time prior to
                  the expiration of this Warrant and prior to the exercise thereof, dissolve, liquidate or wind up its affairs, the Warrantholder shall be entitled, upon the exercise thereof, to receive, in lieu of the Warrant Shares of the Company which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon such Warrant Shares of the Company, had it been the holder of record of shares of Common Stock receivable upon the exercise of this Warrant on the record date for the determination of those entitled to receive any such liquidating distribution. After any such dissolution, liquidation or winding up which shall result in any distribution in excess of the Warrant Price provided for by this Warrant, the Warrantholder may at its option exercise the same without making payment of the aggregate Warrant Price and in such case the Company shall upon the distribution to said Warrantholder consider that the aggregate Warrant Price has been paid in full to it and in making settlement to said Warrantholder, shall deduct from the amount payable to such Warrantholder an amount equal to the aggregate Warrant Price. Except as otherwise expressly provided in the prior paragraph, in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this sub-paragraph (E) to a bank or trust company having its principal office in New York City, as trustee for the holder or holders of the Warrants.

                           F. Except as otherwise expressly provided in this
                  Section II, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section II, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any

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

                  such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

                           G. In case the Company shall, at any time prior to
                  the expiration of this Warrant and prior to the exercise thereof make a distribution of assets (other than cash) or securities of the Company to its stockholders (the "Distribution") the Warrantholder shall be entitled, upon the exercise thereof, to receive, in addition to the Warrant Shares it is entitled to receive, the same kind and amount of assets or securities as would have been distributed to it in the Distribution had it been the holder of record of shares of Common Stock receivable upon exercise of this Warrant on the record date for determination of those entitled to receive the Distribution.

                           H. Irrespective of any adjustments in the number of
                  Warrant Shares and the Warrant Price or the number or kind of shares purchasable upon exercise of this Warrant, this Warrant may continue to express the same price and number and kind of shares as originally issued.

                  III. Officer's Certificate. Whenever the number of Warrant Shares and the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall forthwith file at its principal executive office an officers' certificate, signed by the Chairman of the Board, President, or one of the Vice Presidents of the Company and by its Chief Financial Officer or one of its Treasurers or Assistant Treasurers, stating the adjusted number of Warrant Shares and the new Warrant Price calculated to the nearest one hundredth and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required. A copy of such statement shall be mailed to the Warrantholder at its address in the records of the Company in accordance with the notice provision of the Securities Purchase Agreement. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Warrant Price and the number and type of Shares at the time in effect and showing how it was calculated.

                  IV. Charges, Taxes and Expenses. The issuance of certificates for Warrant Shares upon any exercise of this Warrant shall be made without charge to the Warrantholder for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued only in the name of the Warrantholder.

                  V. No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or By-laws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary

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

or appropriate in order to protect the rights of the holders of the Warrants, as specified herein and in the Securities Purchase Agreement, against dilution (to the extent specifically provided herein) or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, and (b) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

                  VI.      Notice of Record Date.  In case of

                           (a) any taking by the Company of a record of the
holders of any class of its securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) any capital reorganization of the Company, any
reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

                           (c) events shall have occurred resulting in the
voluntary or involuntary dissolution, liquidation or winding up of the Company then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any record is to be taken for the purpose of any such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

                  VII. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company, at its expense, will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder or any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

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

                  VIII. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  IX. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing shares of Common Stock on the exercise of the Warrants pursuant to Section I, exchanging Warrants pursuant to Section VII, and replacing Warrants pursuant to Section VIII, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

                  X. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  XI. Negotiability, Etc. This Warrant is issued upon the following terms, to all of which each Warrantholder or owner hereof by the taking hereof consents and agrees:

                           (a) subject to the terms of Section II of this
Warrant and Section 4 of the Securities Purchase Agreement, title to this Warrant may be transferred by endorsement (by the Warrantholder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                           (b) any person in possession of this Warrant properly
endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                           (c) until this Warrant is transferred on the books of
the Company, the Company may treat the register Warrantholder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                  XII. Notices. All notices and other communications from the Company to the registered Warrantholder of this Warrant shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally

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recognized courier service, with postage prepaid and addressed, to such address as may have been furnished to the Company in writing by such registered Warrantholder or, until any such registered Warrantholder furnishes to the Company an address, then to, and at the address of, the last registered Warrantholder of this Warrant who has so furnished an address to the Company.

                  XIII.    Miscellaneous.

                           (a) The terms of this Warrant shall be binding upon
and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the shares of Common Stock issued or issuable upon the exercise hereof.

                           (b) Except as otherwise set forth herein, no holder
of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

                           (c) Receipt of this Warrant by the holder hereof
shall constitute acceptance of an agreement to the foregoing terms and conditions.

                           (d) The Warrant and the performance of the parties
hereunder shall be construed and interpreted in accordance with the laws of the State of New York and the parties hereunder consent and agree that the State and Federal Courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction with respect to all controversies and disputes arising hereunder.

                           (e) This Warrant and any term hereof may be changed,
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

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

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and its corporate seal to be affixed hereto.


Dated: August 3, 1999


                                       ADVANCED VIRAL RESEARCH CORP.


                                       BY:
                                           -------------------------------------
                                           Shalom Hirschman, M.D.
                                           President and Chief Executive Officer

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

                                SUBSCRIPTION FORM
                                -----------------

                    (TO BE EXECUTED BY THE REGISTERED HOLDER
                     IF HE DESIRES TO EXERCISE THE WARRANT)


                  To:      ADVANCED VIRAL RESEARCH CORP.


                           The undersigned hereby exercises the right to
purchase _________ shares of Common Stock, par value $.00001 per share, covered by the attached Warrant in accordance with the terms and conditions thereof, and herewith makes payment of the Warrant Price for such shares in full. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ____________________________________, whose address is
_______________________________________________, and that such Certificate be delivered to __________________________________________________ whose address is
_____________________________________________.


                                             -----------------------------------
                                             NAME (please print)


                                             -----------------------------------
                                             SIGNATURE
                                             (Signature must conform in all
                                             respects to the name of the
                                             registered Warrantholder, as
                                             specified on the face of the
                                             Warrant.)


                                             -----------------------------------
                                             SOCIAL SECURITY NUMBER (or Other
                                             Identifying Number of Holder)


                                             -----------------------------------
                                             ADDRESS


DATED:
      -------------------------

                   NOTICE OF EXERCISE OF COMMON STOCK WARRANT
             PURSUANT TO NET ISSUE ("CASHLESS") EXERCISE PROVISIONS
             ------------------------------------------------------

               (TO BE EXECUTED BY THE REGISTERED WARRANTHOLDER IN
                ADDITION TO THE SUBSCRIPTION FORM, IF HE DESIRES
                 TO EXERCISE THE WARRANT IN A CASHLESS EXERCISE)

Advanced Viral Research Corp.       Aggregate Price of          $
a Delaware corporation              of Warrant                   ---------------
200 Corporate Boulevard South
Yonkers, New York 10701             Aggregate Price
                                    Being
                                    Exercised:                  $
                                                                 ---------------
Attention:
                                    Warrant Price
                                    (per share):                $
                                                                 ---------------

                                    Number of Shares
                                    of Common Stock
                                    to be Issued Under
                                    this Notice:
                                                                 ---------------

                                CASHLESS EXERCISE
                                -----------------

Gentlemen:

                           The undersigned, registered holder of the Warrant to
Purchase Common Stock delivered herewith ("Warrant") hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of ADVANCED VIRAL RESEARCH CORP., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as hereinafter defined) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $________________, thereby leaving a remainder Aggregate Price (if any) equal to $________________. Such exercise shall be pursuant to the net issue exercise provisions of Section I. (b) of the Warrant; therefore, the holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section I.(b)of the Warrant which requires the use of the Market Value (as defined in Section I.(d) of the Warrant) of the Company's Common Stock in accordance with the provisions thereof. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, the remainder of the Warrant representing a number of Shares equal to the quotient obtained by dividing the remainder of the Aggregate Price by the Warrant Price (and otherwise of like form, tenor and effect) may be exercised under Section I.(a) of the Warrant. For purposes of this Notice the term "Aggregate Price" means the product obtained by multiplying the number of shares of Common Stock for which the Warrant is exercisable times the Warrant Price.


                                            ------------------------------------
                                            SIGNATURE


                                            ------------------------------------
DATE:                                       ADDRESS
      ---------------------

                                   ASSIGNMENT
                                   ----------

                 (To be Executed by the registered Warrantholder
                     if he Desires to Transfer the Warrant)

                           FOR VALUE RECEIVED, the undersigned hereby sells,
assigns and transfers unto ________________ (please print name and address of transferee) the right to purchase shares of Common Stock of ADVANCED VIRAL RESEARCH CORP., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.


                                            ------------------------------------
                                            NAME (please print)


                                            ------------------------------------
                                            SIGNATURE
                                            (Signature must conform in all
                                            respects to the name of the
                                            registered Warrantholder, as
                                            specified on the face of the
                                            Warrant.)


                                            ------------------------------------
                                            SOCIAL SECURITY NUMBER (or Other
                                            Identifying Number of Holder)


IN THE PRESENCE OF:


------------------------